UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

JMAR Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10905 Technology Place, San Diego, CA 92127
(Address of principal executive offices, including zip code)

(858) 946-6800
(Registrant’s telephone number including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 3.02 Unregistered Sale of Equity Securities.

On February 29, 2008, the Board of Directors approved the sale of a total of 2,000,000 shares of the Company’s Common Stock to Charles A. Dickinson, the Company’s Chairman of the Board of Directors for a total purchase price of $100,000.  The shares of Common Stock were issued in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended ("1933 Act").

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, the Board of Directors approved the appointment of David G. Wessing as the Company’s Chief Operating Officer and Vice President of Sales and Marketing effective on March 1, 2008.  Mr. Wessing has approximately twenty years of management experience in product development, strategic business development and production / supply chain management. Prior to joining the Company, Mr. Wessing served as Vice President and General Manager, Embedded Systems at GE Fanuc, a General Electric Company.  He joined GE Fanuc through an acquisition in 2006 of SBS Technologies, Inc, a leading provider of embedded computing technology for defense and aerospace applications, where Mr. Wessing spent four years as Vice President and General Manager, responsible for doubling sales revenues during that period as well as adding a robust business development organization supporting sales efforts. Mr. Wessing has also held senior management positions at General Dynamics Information Systems, as Director, Advanced Programs and Business Development (1998-2001); Program Manager, Avionics Research and Development Programs for Computing Devices International (1996-1998); and Manager, Business Development for McDonnell Douglas Aerospace (1989-1996). Prior to entering the corporate world, Mr. Wessing served in the U.S. Marine Corps as a pilot, with primary duties including leadership positions in operations, maintenance, training and safety. He holds an MBA from Maryville University, St. Louis, MO, and a BS in Engineering from the United States Naval Academy in Annapolis, MD.  There are no arrangements or understandings between Mr. Wessing and any other persons pursuant to which Mr. Wessing was selected as an officer. In connection with Mr. Wessing’s employment, the Board of Directors approved a compensation package consisting of 1) an annual base salary of $256,000, 2) a first year bonus potential of $100,000, subject to accomplishment of agreed-upon objectives and goals, 3) a moving allowance, 4) the  award to Mr. Wessing of 100,000 shares of Common Stock from the Company’s recently approved broad-based grant of shares of stock to substantially all of JMAR's employees and its directors under the Company’s 2006 Equity Incentive Plan, with the shares awarded to Mr. Wessing to be fully vested upon issuance, and 5) the grant of an option to purchase 1,000,000 shares of Common Stock from the Company’s 2006 Equity Incentive Plan, with a term of ten years and an exercise price of $0.10 per share and with one-third of the options vesting at the end of each year over a three year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JMAR TECHNOLOGIES, INC.
Date: March 5, 2008
	By:	/s/ C. Neil Beer
	Name:	C. Neil Beer
	Title:	Chief Executive Officer